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EXHIBIT 12.2

CERTIFICATIONS

        I, Zeinal Abedin Mahomed Bava, certify that:

1.
I have reviewed this amendment to the annual report on Form 20-F of Portugal Telecom, SGPS, S.A.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

	By:	/s/ ZEINAL ABEDIN MAHOMED BAVA
		Name:	Zeinal Abedin Mahomed Bava
		Title:	Chief Financial Officer
Date: January 31, 2005

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  EXHIBIT 12.2
CERTIFICATIONS